Exhibit 10.5

After recording, please return to:

T. TREADWELL SYFAN
Stewart. Melvin & Frost, LLP
P. O. Box 3280
Gainesville, GA 30503

This instrument prepared by the abovenamed attorney
______________________________________________________________________________
STATE OF GEORGIA
HALL COUNTY

DEED TO SECURE DEBT AND SECURITY AGREEMENT
FROM
GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY
TO
FOX FACTORY, INC.
DATED AS OF JUNE 1, 2020
______________________________________________________________________________
THIS INSTRUMENT IS GIVEN IN ORDER TO PROVIDE SECURITY IN CONNECTION WITH THE ISSUANCE OF NOT TO EXCEED $75,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS (FOX FACTORY, INC. PROJECT), SERIES 2019.

THIS INSTRUMENT IS A “CONSTRUCTION MORTGAGE,” AS THAT TERM IS DEFINED IN ARTICLE 9, SECTION 313(1)(c) OF THE UNIFORM COMMERCIAL CODE, TITLE 11 OF THE OFFICIAL CODE OF GEORGIA, AND A PORTION OF THE PROCEEDS OF THE INDEBTEDNESS SECURED HEREBY HAVE BEEN GIVEN TO FINANCE THE CONSTRUCTION OF IMPROVEMENTS UPON LAND.

DEED TO SECURE DEBT AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (the “Deed”), made and entered into as of this 1st day of June, 2020, by GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY, a public body corporate and politic of the State of Georgia (the “Grantor” or the “Issuer”), unto FOX FACTORY, INC. (“Fox Factory”), a California corporation authorized to transact business in Georgia, having an office at 6634 Highway 53, Braselton, Georgia 30517, its successors and assigns (Fox Factory and such successors and assigns being herein called the “Grantee”);

W I T N E S S E T H:

WHEREAS, the Grantor, in furtherance of the public purpose for which it was created, proposes to issue Gainesville and Hall County Development Authority Taxable Industrial Revenue Bonds (Fox Factory, Inc.), Series 2019 (the “Bonds”), in an aggregate principal amount not to exceed $75,000,000, maturing September 1, 2027, for the purpose of financing of financing the acquisition, construction and installation of certain real and personal property comprising a facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles in Gainesville Industrial Park West, Gainesville, Hall County, Georgia (the “Project”), for lease to Fox Factory (in such capacity, the “Lessee”); and
WHEREAS, the Bonds are authorized pursuant to the Constitution of the State of Georgia and the various statutes of the State of Georgia, including specifically an amendment to the Constitution of the State of Georgia (Ga. Laws 1964, page 866, et seq., as continued by Ga. Laws 1986, page 4328, et seq.), ratified and proclaimed, and an act of the General Assembly of the State of Georgia (Ga. Laws 1964, page 2282, et seq.), as amended (the “Act”), and under and by virtue of the authority of a resolution of the Issuer adopted on October 29, 2019 (the “Bond Resolution”); and
WHEREAS, the Issuer and the Lessee will enter into a Lease Agreement, dated as of June 1, 2020 (the “Lease Agreement”), pursuant to the terms of which the Issuer has agreed to use the proceeds of the sale of the Bonds to finance the costs of the Project and to lease the Project to the Lessee; and
WHEREAS, under the terms of the Lease Agreement Fox Factory is obligated to pay the costs of maintaining the Project in good repair, to keep it properly insured and to pay all taxes, levies or other charges assessed against or with respect to the Project and Fox Factory has agreed to pay to the Issuer certain specified rents and other payments which will be fully sufficient to pay the principal of, the redemption premium, if any, and the interest on the Bonds as the same become due; and
WHEREAS, the Bonds will be issued under and secured by a Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”), to be entered into between the Issuer and the Grantee, as bondholder (in such capacity, the “Bondholder”), pursuant to the terms of which the Pledged Estate (as defined in the Financing Agreement, will be assigned to the Bondholder and pledged to the payment of the principal of, the redemption premium, if any, and the interest on the Bonds; and
WHEREAS, in order to secure the Indebtedness (defined below) the Grantor is granting to the Grantee title in the Collateral (as defined below), as provided herein.
NOW THEREFORE, FOR AND IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by the Grantor, and in order to secure the Indebtedness hereinafter described, Grantor hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to the Grantee and its successors and assigns all of the following (collectively called the “Collateral”):
(i) THE LAND: all right, title, and interest now held or hereafter acquired by the Grantor in and to all those certain lot(s), piece(s) or parcel(s) of land described in Exhibit A attached hereto and by this reference incorporated herein and made a part hereof; together with all right, title and interest, if any, of the Grantor in and to the streets and roads abutting said land to the center lines thereof, the strips and gores within or adjoining said land, the air space and right to use said air space above said land, all rights of ingress and egress by pedestrians and motor vehicles to parking facilities on or within said land, and all easements now or hereafter affecting said land, royalties and all rights appertaining to the use and enjoyment of said land, including, without limitation, alley, drainage, sewer, mineral, water, oil and gas rights, rights-of-way, vaults, ways, passages, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Grantor and the reversion and reversions, remainder and remainders (said land described in Exhibit A hereto, together with the property and other rights, privileges and interests encumbered and conveyed by this paragraph, are hereinafter collectively referred to as the “Project Facility Site”);

(ii) IMPROVEMENTS: all right, title and interest now held or hereafter acquired by the Grantor in and to all buildings (including, but not limited to those described in Exhibit B hereto), structures, improvements on the Project Facility Site and those fixtures that are located at the Project Facility Site and that are intended to be non-removable and intended to be accessions to the freehold interest in the Project Facility Site or that otherwise become a part of such freehold, which are now or hereafter are attached to any of such buildings, structures, improvements on the Project Facility Site, including, but not limited to, (a) those buildings, structures, improvements and fixtures comprising the Project Facility and forming a part of the Project (the “Project Improvements”), the Project Facility, said Project and said improvements being more particularly described in the Lease Agreement, and (b) those buildings, structures, improvements and fixtures not forming a part of the Project (the “Other Improvements”) (the Project Improvements and the Other Improvements being herein collectively called the “Improvements”), including, but not limited to, the following: floor covering, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, stoves, ovens (microwave, convection and others), refrigerators, freezers, ranges, shelving, racks, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, gasoline pumps, petroleum storage facilities, fittings, fixtures and other articles of personal property all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the premises as between the parties hereto and all persons claiming by, through or under them (said Improvements and the Project Facility Site are hereinafter collectively referred to as the “Premises”);
(iii) THE EQUIPMENT: all right, title and interest now owned or hereafter acquired by the Grantor in and to all furniture, furnishings, fixtures, machinery, appliances, and equipment owned by Grantor and used in the operation of a facility for the manufacture of utility vehicle by the Lessee on the property described on Exhibit A attached hereto, including, but not limited to the equipment which forms a part of the Project, i.e. the Project Equipment (as described in the Lease Agreement), which was financed with the proceeds of the Bonds, together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof; the equipment comprising the Collateral is more particularly described on Exhibit C attached hereto and is hereinafter referred to as the “Equipment”;
(iv) INSURANCE AND EMINENT DOMAIN: the Grantor’s rights in and under casualty insurance policies relating to the Premises now or hereafter obtained by the Grantor or the Lessee, including the rights of Grantor or Lessee to unearned premiums, accrued, accruing or to accrue under such casualty insurance policies and the right, title and interest of Grantor or Lessee in proceeds of any such policies on account of the conversion, voluntary or involuntary, of the Premises or any part thereof into cash or liquidated claims, and the rights of Grantor or Lessee in all awards and compensation heretofore and hereafter made by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise or amounts received from a sale in lieu of a taking by eminent domain, of all or any part of the Collateral or of any easement therein, including awards for any change of grade of streets, provided, however, that so long as the Bonds have not been paid in full, the net proceeds received with respect to the Project shall be paid to the Grantee and applied as provided in the Lease Agreement;
(v) WARRANTIES, ETC.: all product warranties, product guarantees, business and building licenses and permits, architects’ and engineers’ plans, blueprints and drawings, and books and records owned by the Grantor relating to the Premises; and
(vi) BUILDING MATERIALS: all of the Grantor’s interests in all building materials delivered to the Project Facility Site in connection with the construction, reconstruction, alteration, improvement, replacement, expansion or repairs of any of the Improvements.
TO HAVE AND TO HOLD unto the Grantee, its successors and assigns:
(a) TITLE IN THE PREMISES IN FEE SIMPLE forever; and the Grantor covenants and warrants that the Grantor is indefeasibly seized with the fee simple title to and possessed of the real property described in Exhibit A hereto and to the Improvements presently located thereon and upon the construction of additional Improvements thereon security title to such additional Improvements, in fee simple, shall vest in the Grantee, all subject to Permitted Encumbrances listed on Exhibit D hereto.
(b) A SECURITY INTEREST IN THE EQUIPMENT which is presently owned or hereafter acquired by Grantor, and Grantor covenants and warrants that upon the acquisition and delivery of additional Equipment to the Project Facility Site, the Grantor shall acquire good title thereto, subject to the security interest herein granted to the Grantee and free of all liens, encumbrances and claims of any kind, and that the Grantor does warrant and will forever defend the Grantor’s title thereto and the Grantee’s security interest therein against the claims and demands of all persons whomsoever.

PROVIDED, HOWEVER, should the Grantor well and truly pay unto the Grantee the Indebtedness according to the tenor and effect thereof when the same shall become due and payable, and should the Lessee perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants contained in the Lease Agreement, then: (a) this Deed shall be canceled and surrendered, it being intended by the parties that this Deed shall operate as a deed passing title to the Premises (and any of the other Collateral that is determined to constitute real property under the laws of the State of Georgia) to the Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure payment of the Indebtedness; and (b) the liens and security interests hereby created on the Collateral (to the extent the same is not real property) shall cease, terminate, be satisfied and discharged and be null and void, otherwise this Deed and the security title, security interests and lien hereby created shall remain in full force and effect.
THIS DEED TO SECURE DEBT is given to secure the following described indebtedness, liabilities and obligations (collectively called the “Indebtedness”):
(a) the payment of the Bonds;
(b) the payment of all amounts payable under the terms of the Lease Agreement by Fox Factory to the Bondholder (as assignee of the Grantor’s right, title and interest in the Lease Agreement pursuant to the Financing Agreement);
(c) any and all advances made, and expenses incurred by the Grantee to protect or preserve the Collateral or the security hereof on the Collateral, including, but not limited to amounts advanced to pay taxes on the Collateral, to pay insurance premiums relating to the Collateral, to repair or maintain the Collateral, and to provide for the remediation of environmental concerns; and
(d) any and all expenses incident to the collection of the Indebtedness secured hereby, the foreclosure hereof by action in any court, or by exercise of the power of sale herein contained.
AND the Grantor covenants and agrees with the Grantee as follows:

ARTICLE I
Covenants of the Grantor

Section 1.01. Payment of the Indebtedness. The Grantor shall, or cause the applicable obligor to, punctually pay the Indebtedness as provided herein in the coin and currency of the United States of America which is legal tender for the payment of public and private debts.
Section 1.02. Warranties. The Grantor warrants that: (i) it has full power and lawful authority to convey and encumber its interest in the Collateral in the manner and form herein set forth; (ii) this Deed has been duly authorized, executed and delivered by the Grantor, is the legal and valid instrument of the Grantor and is enforceable against the Grantor in accordance with its terms, subject to bankruptcy and laws affecting creditors rights and the exercise of judicial discretion; and (iii) it will preserve the Grantee’s security title and security interests created hereunder, and will forever warrant and defend the validity hereof and the priority of the Grantee hereunder against the claims of all persons and parties whomsoever claiming through the Grantor, except only for the Permitted Encumbrances and the interests of the Bondholder under the Financing Agreement. Nothing in this Section 1.02 shall require the payment or discharge of any obligation imposed upon the Grantor by this Section 1.02 so long as the Grantor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings, which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Collateral or any part thereof to satisfy the same; and provided that if at any time payment of any obligation imposed upon the Grantor by this Section 1.02 shall become necessary to prevent a lien foreclosure sale of the Collateral or any portion thereof because of nonpayment, then the Grantor shall pay the same in sufficient time to prevent the foreclosure sale.
The Grantor hereby warrants and represents that (a) it is validly existing under the Constitution and laws of the State of Georgia, and (b) it has all necessary licenses, authorizations, registrations and approvals and full power and authority to own its properties and carry on its activities as presently conducted; and the execution and delivery by and performance of its obligations under this Deed and the Lease Agreement will not result in the Grantor being in default under any provision of law or of any other agreement, mortgage, deed to secure debt or other agreement to which the Grantor is a party.
Section 1.03. [Reserved]
Section 1.04. [Reserved]
Section 1.05. [Reserved]

Section 1.06 [Reserved]
Section 1.07 [Reserved]
Section 1.08. Maintenance of Existence. The Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the State of Georgia and comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Grantor or to the Collateral or any part thereof.
Section 1.09. [Reserved]
Section 1.10. [Reserved]
Section 1.11. Costs of Defending and Enforcing the Lien. If any action or proceeding is commenced to which action or proceeding the Grantee is made a party or in which it becomes necessary to defend or uphold its rights under this Deed (other than actions or proceedings caused solely by the Grantee’s gross negligence or willful misconduct), the Grantor shall, on demand, reimburse the Grantee for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and appellate attorneys’ fees) actually incurred by the Grantee in any such action or proceeding and all such expenses shall be secured by this Deed. The Grantor agrees to bear and pay all reasonable expenses (including reasonable attorneys’ fees and appellate attorneys’ fees actually incurred) of or incidental to the perfection and enforcement of any provision hereof, or the enforcement, compromise or settlement of this Deed or the Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of the Grantee in respect thereof, by litigation or otherwise. All rights and remedies of the Grantee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the Grantor: (a) will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Collateral or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed, nor (ii) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Collateral, or any part thereof prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (b) hereby expressly waives all benefit or advantage of any such law or laws; and (c) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Grantee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Collateral marshaled upon any foreclosure hereof.
Section 1.12. Additional Advances and Disbursements. The Grantor shall pay when due all payments and charges on all mortgages, deeds of trust, deeds to secure debt, security agreements, liens, encumbrances, ground and other leases, and security interests which may be or become superior or inferior to this Deed, and in default thereof, the Grantee shall have the right, but shall not be obligated, to pay, without notice to the Grantor, such payments and charges and the Grantor shall, on demand, reimburse the Grantee for amounts so paid. In addition, upon default by the Grantor in the performance of any other terms, covenants, conditions or obligations by it to be performed under any such prior or subordinate lien, encumbrance, lease or security interest, the Grantee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of the Grantor. If the Grantor shall fail to perform any of its covenants in this Deed, the Bondholder may, at any time and from time to time, after written notice to the Grantor make advances to effect performance of any such covenant on behalf of the Grantor. Any money so advanced by the Bondholder, together with interest at 5.0% per annum, shall be repaid on demand to the Bondholder by the Grantor and shall be added to the Indebtedness secured hereby.
Section 1.13. Deed Taxes. The Grantor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed by the State of Georgia or under Georgia law upon the Grantee by reason of its ownership of this Deed, or by reason of the recording or filing hereof, or any security instrument supplemental hereto, any security instrument or Uniform Commercial Code financing statement with respect to any of the Collateral and any instrument of further assurance (other than income, franchise and doing business taxes), and shall pay all stamp or intangible taxes and other taxes required to be paid hereon. In the event the Grantor fail to make any such payment within five (5) days after written notice thereof from the Grantee, then the Grantee shall have the right, but shall not be obligated, to pay the amount due, and the Grantor shall, on demand, reimburse the Grantee for said amount, and until so paid said amount shall become part of the Indebtedness secured hereby. The provisions of this Section shall survive the repayment of the Indebtedness.
Section 1.14. Interest Upon Default. In the event any payment to the Lessee provided for in the Lease Agreement or provided for herein is not paid when due, said delinquent amount shall bear interest from the date that such sum was due to and including the date payment, computed at 5.0% per annum. Such interest shall be added to the Indebtedness secured hereby.

Section 1.15. Compliance with Laws. The Grantor shall promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Collateral or any part thereof. If the Grantor receives notice from any federal, state, or other governmental entity that any of the Collateral fails to comply with any applicable law, ordinance, rule, order or regulation, the Grantor shall promptly furnish a copy of such notice to the Grantee.
Section 1.16. Books, Records, Accounts and Annual Reports. The Grantor shall keep and maintain or shall cause to be kept and maintained, at the Grantor’s cost and expense, proper and accurate books, records and accounts reflecting all items of income and expense of the Grantor. The Grantee, by the Grantee’s agents, accountants and attorneys, shall have the right from time to time to examine such books, records and accounts at the office of the Grantor or such other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as the Grantee shall desire and to discuss the Grantor’s affairs, finances and accounts with the Grantor and with the officers and principals of the Grantor, at such reasonable times as may be requested by the Grantee.
Section 1.17. Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Deed or of the Lease Agreement, at the time performance of such provision shall be due, shall involve transcending the limits of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or under the Lease Agreement that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.
Section 1.18 [Reserved]
Section 1.19 Maintenance and Modification of Project.
(a) Throughout the term of this Deed to Secure Debt, the Grantor shall cause the Lessee at its own expense (i) to keep the Project in as reasonably safe condition as the operation thereof will permit, and (ii) keep, or cause to be kept, the Equipment and the Project Improvements in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof.
(b) So long as no default exists hereunder and subject to the provisions of Section 1.20, the Lessee and/or the Grantor may from time to time, at either’s expense, make any additions, modifications or improvements to the Project, including installation of additional machinery, equipment and related property in the Project Improvements or on the Project Facility Site, which either may deem desirable for either’s business purposes; provided that all such additions, modifications and improvements do not adversely affect or impair the structural integrity of the Project Improvements or change the Project’s character, and all such additions, modifications and improvements are located wholly within the boundary lines of the Project Facility Site. The Lessee and the Grantor shall have no right, however, without the consent of the Grantee, to demolish any portion of the Project Improvements. All such machinery, equipment and related property installed by the Lessee or the Grantor pursuant to this subsection shall be subject to the provisions of this Deed to Secure Debt. All additions, modifications and improvements to the Equipment shall inure to and become a part of the Equipment.
Section 1.20. Removal and Substitution of Equipment. If the Lessee, in its reasonable discretion, determines that any item of the Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary for its purposes at any time, the Lessee may remove such item from the Project Improvements and the Project Facility Site and sell, trade in, or otherwise dispose of its (as a whole or in part) without any responsibility or accountability to the Grantee therefor provided that the current market values of all such items of Equipment sold, traded in, or otherwise disposed of in any such fiscal year of the Lessee was less than $50,000. If the purchase price of the items of Equipment sold, traded in, or disposed of was $50,000 or more the Lessee shall either:
(a) substitute and install within the Project Improvements or on the Project Facility Site other machinery, equipment and related property having equal or greater value (but not necessarily having the same function or utility) in the operation of the Project as a modern manufacturing facility (provided such removal and substitution shall not impair operating utility), all of which substituted machinery, equipment and related property shall be free of any other liens and encumbrances and shall become a part of the Equipment and shall be subject to this Deed to Secure Debt; or
(b) not make any such substitution and installation, provided (i) that in the case of the sale of any such machinery, equipment and related property or in the case of the scrapping thereof, the Lessee shall sell such machinery, equipment and related property for the best price reasonably obtainable and shall pay to the Bondholder, as a partial prepayment of the Bonds, the proceeds from the sale of the scrap value of such machinery, equipment and related property, (ii) that in the case of the trade-in of such machinery, equipment and related property for other machinery, equipment or related property not to be installed in the Project Improvements or on the Project Facility Site, the Lessee shall pay to the Bondholder, as a partial prepayment of the Bonds, the amount of credit received by it in such trade-in, and (iii) that in the case of any other disposition thereof, the Lessee shall pay to the Bondholder, as a partial prepayment of the Bonds, an amount equal to the original cost thereof, less depreciation at rates calculated in accordance with generally accepted accounting principles.

The removal from the Project of any portion of the Equipment pursuant to the provisions of this Section shall not entitle the Lessee to any diminution in or postponement or abatement of the payments required to be made by the Lessee hereunder or under the Lease Agreement.
Upon request of the Lessee, the Grantee shall deliver to the Lessee appropriate documents releasing the removed items of the Equipment from the lien of this Deed to Secure Debt and cancelling any security interest with respect thereto. The Lessee and the Grantor shall take or cause to be taken such action, if any, as may be necessary to perfect the security interest of the Grantee with respect to any substituted property placed in the Project Improvements or upon the Project Facility Site pursuant to this Section.
Section 1.21 Acquisition of Collateral. The Grantor shall not acquire any portion of the personal property covered by this Deed subject to any security interest, conditional sales contract, title retention arrangement or other charge or lien taking precedence over the security title and lien hereof unless the Grantee consents thereto in writing.
Section 1.22 Rules, Regulations. The Grantor hereby represents and warrants: (i) that the Grantor shall comply with all laws, ordinances, rules, regulations, covenants, conditions, and restrictions affecting the Collateral and shall not commit or permit any act upon or concerning the Collateral in violation of any such laws, ordinances, rules, regulations, covenants, conditions, and restrictions; and (ii) that, to the best of the Grantor’s actual knowledge, the location, construction, occupancy, operation and actual or intended use of the Collateral do not violate any applicable law, ordinance, rule, regulation, covenant, condition or restriction affecting the Collateral.
Section 1.23 Further Assurances; After Acquired Property. At any time, and from time to time, upon request by the Grantee, the Grantor shall make, execute and deliver or cause to be made, executed and delivered, to the Grantee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed necessary by the Grantee, any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as to the Collateral as may, in the opinion of the Grantee, be reasonably necessary in order to effectuate, complete or perfect, or to continue and preserve (i) the obligations of the Grantor hereunder and (ii) the security interest created hereby as a first and prior security interest upon and security title in and to the Collateral (subject to Permitted Encumbrances), whether now owned or hereafter acquired by the Grantor. The security title conveyed hereby and the security interest created hereby will automatically attach, without further act, to all after acquired property as described herein attached to and/or used in the operation of the Collateral or any part thereof.
Section 1.24 Estoppel Affidavits. The Grantor, upon ten (10) days prior written notice, shall furnish the Grantee a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the Indebtedness secured hereby and whether or not any offsets or defenses exist against the Indebtedness, or any portion thereof, and, if such offsets or defenses exist, stating in reasonable detail the specific facts relating to each such offset or defense.
Section 1.25 Subrogation. To the full extent of the Indebtedness, the Grantee is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every claim, demand and other encumbrance on the Collateral which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by the Grantee as additional Collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by the Grantee, had they been duly and legally assigned, transferred, set over and delivered unto the Grantee by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

Section 1.26. Additional Covenants.
(a) Without the prior written consent of the Grantee, the Grantor shall not: (i) execute or permit to exist any lease or sublease of all or any portion of the Collateral except on a lease form approved by the Grantee and upon rental terms and conditions approved by the Grantee; (ii) modify or vary, surrender, cancel or terminate, either orally or in writing, any lease affecting the Collateral except in the case of the tenant’s default thereunder and then only in accordance with sound business judgment; (iii) discount any rents or collect the same for a period of more than one month in advance, except for security or damage deposits which are handled by the Grantor in accordance with Section 1.27 hereof; (iv) execute any conditional bill of sale, chattel mortgage, security agreement or other security instruments covering any furniture, furnishings, fixtures and equipment, intended to be incorporated in the Collateral or the appurtenances thereto, or covering articles of personal property owned by the Grantor and placed on the Premises, or purchase any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in the Grantor, free from encumbrances on delivery to the Premises, except for Permitted Encumbrances); (v) further assign the leases and rents affecting the Collateral; (vi) further encumber, alienate, hypothecate, grant a security interest in or grant any other interest whatsoever in the Collateral, or any part thereof; or (vii) enter into any agreement whereby the holder of any prior or subordinate mortgage, deed of trust or deed to secure debt, waives, extends or modifies any of the terms of such prior or subordinate security instrument.
(b) Without the prior written consent of the Grantee and except for any leases of space within the Premises for occupancy by a tenant and permitted by Section 1.26(a)(i), the Grantor shall not (i) (except if approved by the Grantee) sell, lease, exchange, assign, convey, transfer or otherwise dispose of (or enter into any agreement to do so), the Collateral or any part thereof or any interest therein, including, without limitation, the leases, rents or income thereof, or (ii) grant or permit to exist any other mortgage, deed to secure debt, deed of trust, security agreement or other lien, security interest, charge or encumbrance against the Collateral or any part thereof or any interest therein, including, without limitation, the leases, rents or income thereof, whether superior or inferior to this Deed.
Section 1.27. Security Deposits. Within ten (10) days after request by the Grantee, the Grantor shall further assign to the Grantee the interest of Grantor in all leases permitted by Section 1.26(a)(i) above, and shall furnish a statement of all security deposits deposited by the tenants and copies of all leases not theretofore delivered to the Grantee, certified by the Grantor.
Section 1.28. Assignment of Rents. The Grantor hereby assigns to the Grantee, as further security for the payment of the Indebtedness, the rents, issues and profits of the Collateral, together with all leases, subleases and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases or subleases. Nothing contained in the foregoing sentence shall be construed to bind the Grantee to the performance of any of the covenants, conditions or provisions contained in any such lease, subleases or other document or otherwise to impose any obligation on the Grantee (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease or in any law of any applicable state in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Deed and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Collateral), except that the Grantee shall be accountable for any money actually received pursuant to such assignment. Following the occurrence and during the continuation of an Event of Default, the Grantor hereby further grants to the Grantee the right (i) to enter upon and the Premises and take possession of the Collateral for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Grantee, (iii) to let the Collateral, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid, the execution of this Deed constituting and evidencing the irrevocable consent of the Grantor to the entry upon and taking possession of the Collateral by the Grantee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default, the Grantor shall be entitled to collect and receive said rents, issues and profits. Such right of the Grantor to collect and receive such rents, issues and profits may be revoked by the Grantee upon the occurrence of an Event of Default by giving written notice of such revocation, served personally upon or sent by registered or certified mail to the Grantor.
Section 1.29. Leases and Other Agreements Affecting Collateral. The Grantor shall duly and punctually perform all terms, covenants, conditions and agreements binding upon it under any lease, sublease or any other agreement of any nature whatsoever which involves or affects the Collateral or any part thereof. The Grantor shall, at the request of the Grantee, furnish the Grantee with executed copies of all leases and subleases to which the Grantor is a party now or hereafter created upon the Collateral or any part thereof. All present and future lease forms used by the Grantor with respect to the tenants and subtenants of the Collateral, or any part thereof shall be approved by the Grantee in accordance with Section 1.26(a)(i) hereof, and no substantive modifications shall be made thereto without the Grantee’s consent. The term and rental of all future leases and subleases are to be approved by the Grantee in accordance with Section 1.26(a)(i) hereof.
Section 1.30 [Reserved]
Section 1.31. [Reserved]

Section 1.32. Maintenance and Other Operating Expenses. Under the terms of the Lease Agreement, Fox Factory is obligated, at its own expense, to (a) maintain the Collateral in good condition, repair and working order, (b) make all necessary repairs, renewals, replacements and improvements to the Collateral, and (c) pay all gas, electric, water, sewer and other charges for the operation, use and upkeep of the Collateral.

ARTICLE II
Default and Remedies

Section 2.01. Events of Default. Any one or more of the following events or conditions shall constitute Events of Default under this Deed:
(a) Failure of the applicable obligor to pay as and when due and payable any portion of the Indebtedness; or
(b) Failure by the Grantor to observe or perform any of the other terms, covenants or conditions contained in this Deed for ten (10) days after receipt from the Grantee of written notice of such failure, provided, such ten (10) day grace period set forth in this subsection (b) shall not apply to any other Event of Default expressly set forth in this Section 2.01 or to any other covenant or condition with respect to which a limitation as to time or grace period or right to cure is expressly provided in this Deed; or
(c) Failure by the Lessee to observe or perform any of the other terms, covenants or conditions contained in the Lease Agreement for sixty (60) days after receipt from the Grantee of written notice of such failure, provided, such sixty (60) day grace period set forth in this subsection (c) shall not apply to any other Event of Default expressly set forth in this Section 2.01 or to any other covenant or condition with respect to which a limitation as to time or grace period or right to cure is expressly provided in this Deed or the Lease Agreement; or
(d) [Reserved]
(e) [Reserved]
(f) [Reserved]
(g) If there is an attachment, levy or sequestration of or relating to a material part of the Collateral and the same is not promptly discharged; or
(h) If Fox Factory shall fail to provide or to maintain insurance in accordance with the requirements of the Lease Agreement, or shall fail to pay the premiums therefor in a timely manner as required by the Lease Agreement or if there shall occur any material uninsured damage to or loss, theft or destruction to the Collateral; or
(i) If an event of default shall occur under the Lease Agreement, or any deed to secure debt, deed of trust or mortgage on any material part of the Collateral which is superior or inferior to this Deed; provided, however, that this provision shall not be deemed to be a consent by the Grantee for the creation or imposition of any such other deed to secure debt, deed of trust or mortgage; or
(j) Except for the breach of any warranty of title, which breach shall be governed by Section 2.01(p) below, any warranty or representation of the Grantor contained herein or of the Lessee in the Lease Agreement proves to be untrue or misleading in any material respect; provided, however, if a cure period is specified herein or therein for any specific warranty or representation, then the failure to cure such untrue or misleading warranty or representation within the specified cure period; or
(k) The filing by the Grantor or the Lessee of a voluntary petition in bankruptcy or the filing by the Grantor or the Lessee of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Grantor’s or the Lessee's seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of the Grantor or the Lessee, as the case may be, to take possession of all or any substantial part of the Collateral or of any other property or assets of the Grantor or the Lessee, or of any or all of the income, rents, issues, earnings, profits or revenues thereof, or the making by any the Grantor or the Lessee of any general assignment for the benefit of creditors, or the admission in writing by the Grantor or the Lessee of its inability to pay its debts generally as they become due or the commission by the Grantor or the Lessee of an act of bankruptcy; or
(l) The filing of a petition against the Grantor or the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of the Grantor or the Lessee or of all or any substantial part of the Collateral or of any or all of the income, rents, issues, profits or revenues thereof unless such petition shall be dismissed within thirty (30) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

(m) The Collateral or any part thereof are subjected to actual or threatened waste, or any material part thereof is removed, demolished or altered (except for replaceable personal property which is promptly replaced and except for any casualty or condemnation) without the prior written consent of the Grantee; or
(n) The Grantor or the Lessee is dissolved, partitioned or terminated; or
(o) The filing of any federal tax lien against the Grantor or the Lessee unless such lien is satisfied or bonded within forty-five (45) days after its filing; or
(p) The filing of any lien or other encumbrance against Premises or against the Grantor or the Lessee which according to law is superior to the lien or encumbrance created hereby (except for a lien for any tax or special assessment which is not yet due and payable), or the assertion of any claim of priority to this Deed by title, lien or otherwise in any legal or equitable proceeding, and the Grantor or the Lessee as the case may be, does not provide the Grantee, within five (5) days of the Grantor’s or the Lessee's actual notice of such lien or claim, with reasonably satisfactory assurance from the insurance company providing title insurance to the Grantee for the Premises that the Grantee has title insurance coverage over such superior lien or claim, or the Grantor does not remove, satisfy or bond such lien or claim within thirty (30) days of the Grantor’s or the Lessee's actual notice thereof; or
(q) Any suit shall be filed against the Grantor, which, in the Grantee’s reasonable opinion, if adversely determined, could reasonably be expected to impair the ability of the Grantor to perform each and every one of its obligations hereunder and such suit is not dismissed within thirty (30) days from the filing thereof; or,
(r) Any suit shall be filed against the Lessee which, in the Grantee’s reasonable opinion, if adversely determined, could reasonably be expected to impair the ability of the Lessee to perform each and every one of its obligations under the Lease Agreement and such suit is not dismissed within thirty (30) days from the filing thereof; or,
(s) [Reserved]
(t) Any substantial or material change of an adverse nature shall occur in the financial status of the Lessee from that reported and delivered to the Grantee heretofore which, in the Grantee’s reasonable opinion, would materially impair the ability of the Lessee to comply with all of its obligations under the Lease Agreement; or
(u) the Grantee shall reasonably suspect the occurrence of one or more of the above said Events of Default and the Grantor or the Lessee, as the case may be, upon the request of the Grantee, shall fail to provide evidence reasonably satisfactory to the Grantee that no Events of Default have occurred.
The Grantor agrees that nothing contained in this Section 2.01 shall be construed to require the Grantee to delay in exercising any remedy other than beyond any applicable grace or curative period, if any. Any periods of grace, cure or notice provided for the benefit of the Grantor and/or the Lessee herein and in the Lease Agreement shall run concurrently and not consecutively. Except as specifically set forth in this Article II, the Grantor shall not be entitled to receive any notice of or time to cure an Event of Default under the provisions hereof.
Section 2.02. Remedies.
        (a) [Reserved]
(b) If an Event of Default occurs, the Grantee may (1) declare the entire unpaid Indebtedness to be immediately due and payable; or (2) notify all tenants of the Collateral and all others obligated on leases or subleases of any part of the Collateral that all rents and other sums owing on such leases and subleases have been assigned to the Grantee and are to be paid directly to the Grantee, and to enforce payment of all obligations owing on leases and subleases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not the Grantee has taken possession of the Collateral, and to exercise whatever rights and remedies the Grantee may have under any assignment of rents and leases; provided, however this remedy shall not apply to the Lease Agreement and the Lessee's obligation to pay rentals thereunder; or (3) enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess the Grantor and their agents and servants therefrom, and thereupon the Grantee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Collateral and conduct the activities thereat; (B) complete any construction on the Premises in such manner and form as the Grantee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Collateral; (D) exercise all rights and power of the Grantor with respect to the Collateral, whether in the name of the Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Collateral and every part thereof, which rights shall not be in limitation of the Grantee’s rights under any assignment of rents and leases securing the Indebtedness; and (E) apply the receipts from the Collateral to the payment of the Indebtedness, after deducting therefrom all reasonable expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the

Collateral, as well as just and reasonable compensation for the services of the Grantee, its counsel, agents and employees; or (4) institute proceedings for the complete foreclosure of this Deed either at law, in equity or pursuant to Section 2.02(b) herein, in which case the portion of the Collateral constituting real property may be sold for cash or upon credit in one or more parcels; or (5) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed for the portion of the Indebtedness then due and payable (if the Grantee shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Deed for the balance of the Indebtedness not then due; or (6) sell for cash or upon credit the Collateral or any part thereof and all estate, claim, demand, right, title and interest of the Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Deed shall continue as a lien on the remaining portion of the Collateral; or (7) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein; or (8) recover judgment hereunder either before, during or after any proceedings for the enforcement of this Deed; or (9) apply for the appointment of a trustee, receiver, liquidator or conservator of the Collateral, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Grantor, any guarantor, or any other person, firm or other entity liable for the payment of the Indebtedness; or (10) pay or perform any default in the payment, performance or observance of any term, covenant or condition of this Deed, and all payments made or costs or expenses incurred by the Grantee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by the Grantor to the Grantee with interest thereon as provided in Section 1.14 hereof, the necessity for any such actions and of the amounts to be paid to be in the sole judgment of the Grantee, and the Grantee may enter and authorize others to enter upon the Collateral or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to the Grantor or any person in possession holding under the Grantor; or (11) pursue such other remedies as the Grantee may have under applicable law, in equity or under the Lease Agreement or this Deed. In the exercise of such remedies, the Grantee, at its option, may sell the Collateral or any part of the Collateral at public sale or sales on the sale date(s) required by law at the usual place for conducting sales in the county in which the Collateral or any part of the Collateral is situated, to the highest bidder for cash, in order to pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county, all other notice being hereby waived by the Grantor. At any such public sale, the Grantee may execute and deliver to the purchaser a conveyance of the Collateral or any part of the Collateral in fee simple, with full warranties of title (or without warranties if the Grantee shall so elect) and to this end, the Grantor hereby constitutes and appoints the Grantee the agent and attorney-in-fact of the Grantor to make such sale and conveyance, and thereby to divest the Grantor of all right, title, interest, equity and equity of redemption that the Grantor may have in and to the Collateral and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorneyinfact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon the Grantor. The aforesaid power of sale and agency hereby granted are, to the extent permitted by law, coupled with an interest and are irrevocable, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness secured hereby. In the event of any such foreclosure sale by the Grantee, the Grantor or other lessee of the Collateral shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.
(c) The purchase money proceeds or avails of any sale made under or by virtue of subsection (b) of this Section, together with any other sums which then may be held by the Grantee under this Deed, whether under the provisions of this Article II or otherwise, shall be applied as follows:
First: To the payment of the costs and expenses of exercising Grantee’s remedies hereunder, including any such sale, including reasonable compensation to the Grantee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Grantee under this Deed, together with interest as provided herein on all advances made by the Grantee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Collateral shall have been sold.
Second: To the payment of the whole amount then due, owing or unpaid upon the Indebtedness.
Third: To the payment of the surplus, if any, after the payment of all of the foregoing, to the Grantor or to whomsoever may then be lawfully entitled to receive the same. The Grantee and any receiver of the Collateral, or any part thereof, shall be liable to account for only those rents, issues, profits and proceeds actually received by it.

        (d) The Grantee may adjourn from time to time any sale by it to be made under or by virtue of subsection (b), above, by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
(e) Upon the completion of any sale or sales made by the Grantee under or by virtue of this Article II, the Grantee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Grantee is hereby irrevocably appointed the true and lawful attorney of the Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Collateral and rights so sold and for that purpose the Grantee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Grantor.
(f) In the event of any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in this Deed to the contrary notwithstanding, become due and payable.
(g) Upon any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Grantee may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Grantee is authorized to deduct under this Deed.
(h) No recovery of any judgment by the Grantee and no levy of an execution under any judgment upon the Collateral or upon any other property of the Grantor shall affect in any manner or to any extent, the lien and title of this Deed upon the Collateral or any part thereof, or any liens, titles, rights, powers or remedies of the Grantee hereunder, but such liens, titles, rights, powers and remedies of the Grantee shall continue unimpaired as before.
(i) The Grantor agrees, to the fullest extent permitted by law, that upon the occurrence of an Event of Default, neither the Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed, or the absolute sale of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien or title hereof.
(j) The Grantee, at its option, is authorized to foreclose this Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Grantor, a defense to any proceedings instituted by the Grantee to collect the sums secured hereby.
Section 2.03. Payment of Indebtedness After Default. Upon the occurrence of any Event of Default hereunder and the acceleration of the maturity of the Indebtedness, if, at any time prior to the foreclosure sale, the Grantor or any other person tender payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms of the Bonds and shall be deemed to be a voluntary prepayment thereunder, in which case such payment must include the premium required under the prepayment provision, if any, contained in the Bonds.

Section 2.04. Possession of the Premises. Possession of the Premises during the existence of the Indebtedness by the Grantor, or any person claiming under the Grantor, shall be that of a tenant under the Grantee and its successors and assigns. Upon the occurrence and during the continuation of any Event of Default hereunder, it is agreed that the occupant of the Premises or any part thereof, shall, at the Grantee’s option, immediately surrender possession of the Premises so occupied to the Grantee, and if such occupant is permitted, by the Grantee, to remain in possession, the possession shall be as tenant of the Grantee and, on demand, such occupant (a) shall pay to the Grantee monthly, in advance, a reasonable rental for the space so occupied, and (b) in default thereof may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Premises or any part thereof. Nothing in this Section 2.04 shall be deemed to be a waiver of the provisions of this Deed prohibiting the sale or other disposition of the Collateral without the Grantee’s consent.
Section 2.05. [Reserved]
Section 2.06. The Grantor’s Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Grantee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Lease Agreement or of this Deed, the Grantor shall, if required by the Grantee, consent to the appointment of a receiver or receivers of the Collateral and of all the earnings, revenues, rents, issues, profits and income thereof. Nothing herein shall be deemed to require the commencement of a suit or the consent of the Grantor as a condition precedent for the Grantee’s right to the appointment of a receiver or the exercise of any other rights or remedies available to the Grantee.
Section 2.07. Control by the Grantee After Default. Notwithstanding the appointment of any receiver, liquidator or trustee of the Grantor, or of any of its property, or of the Collateral or any part thereof, the Grantee shall be entitled to retain possession and control of all property now and hereafter covered by this Deed.
Section 2.08. WAIVER OF GRANTORS’ RIGHTS. BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE LEASE AGREEMENT AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY BY NONJUDICIAL FORECLOSURE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE III
Miscellaneous

Section 3.01. [Reserved]
Section 3.02. [Reserved]

Section 3.03. Notices. All notices to any parties hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given by United States mail, telex, teletransmission or overnight courier to such party at its address or applicable teletransmission number set forth below or such other address or applicable telecopy number as such party may hereafter specified by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, once such telex is transmitted to the telex number specified herein and the appropriate answer back is received (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage pre-paid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified below and the appropriate confirmation is received or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this sections (provided that notices to the Grantee shall not be effective until received):

If to the Grantor:	Gainesville and Hall County Development Authority P. O. Box 3280 Gainesville, GA 30503 Attention: Chairman

If to the Grantee:	Fox Factory, Inc. 6634 Highway 53 Braselton, GA 30517 Attention: David Haugen
provided, however, if the Grantee, named herein shall have assigned this Deed, notices to the Grantee shall be sent to the successor or assign of the Grantee at such address as such successor the Grantee shall have provided to the Grantor in writing.
Section 3.04. Binding Obligations. The provisions and covenants of this Deed shall run with the land, shall be binding upon the Grantor and shall inure to the benefit of the Grantee, subsequent holders of this Deed and their respective successors and assigns. For the purpose of this Deed, the term “Grantor” shall mean the Grantor named herein, any subsequent owner of the Collateral, and their respective heirs, executors, legal representatives, successors and assigns.
THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE MONETARY OBLIGATIONS OF THE GRANTOR HEREUNDER ARE LIMITED OBLIGATIONS AND ARE PAYABLE SOLELY FROM MONEYS PAID BY THE LESSEE UNDER THE LEASE AGREEMENT. BY ACCEPTANCE OF THIS DEED, THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT IT MAY NOT LOOK TO THE GRANTOR FOR THE PAYMENT OF THE GRANTOR’S MONETARY OBLIGATIONS HEREUNDER EXCEPT TO THE EXTENT NECESSARY TO ENFORCE ITS REMEDIES AGAINST AMOUNTS PAYABLE UNDER THE LEASE AGREEMENT.
Section 3.05. Captions. The captions of the sections of this Deed are for the purpose of convenience only and are not intended to be a part of this Deed and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.
Section 3.06. Further Assurances. The Grantor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Grantor, all and every such further acts, deeds, conveyances, assignments, estoppel certificates, notices of assignment, transfers and assurances as the Grantee may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Grantee, the rights now or hereafter intended to be granted to the Grantee under this Deed, any other instrument executed in connection with this Deed or any other instrument under which the Grantor may be or may hereafter become bound to convey, transfer or assign to the Grantee for carrying out the intention of facilitating the performance of the terms of this Deed.
Section 3.07. Severability. Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
Section 3.08. General Conditions.
(a) All covenants hereof shall be construed as affording to the Grantee rights additional to and not exclusive of the rights conferred under the provisions of applicable laws of the State of Georgia.

(b) This Deed cannot be altered, amended, modified or discharged orally and no agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.
(c) No remedy herein conferred upon or reserved to the Grantee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Grantee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Deed to the Grantee may be exercised from time to time as often as may be deemed expedient by the Grantee. Nothing in this Deed or in the Lease Agreement shall affect the obligation of the Lessee to pay the Indebtedness in the manner and at the time and place therein respectively expressed.
(d) No waiver by the Grantee will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Grantee for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Collateral, shall not constitute a waiver of the Lessee's default in making such payments and shall not obligate the Grantee to make any further payments.
(e) The Grantee shall have the right to appear in and defend any action or proceeding which the Grantee, in its discretion, feels may adversely affect the Collateral or this Deed and, following the occurrence of and Event of Default, may appear in the name and on behalf of the Grantor. The Grantee shall also have the right to institute any action or proceeding which the Grantee, in its discretion, feels should be brought to protect its interest in the Collateral or its rights hereunder. All reasonable costs and expenses incurred by the Grantee in connection with such actions or proceedings, including, without limitation, reasonable attorneys’ fees and appellate attorneys’ fees actually incurred, shall be paid by the Grantor, on demand.
(f) [Reserved]
(g) The Grantor acknowledges that it has received a true copy of this Deed.
(h) For the purposes of this Deed, all defined terms and personal pronouns contained herein shall be construed, whenever the context of this Deed so requires, so that the singular shall be construed as the plural and vice versa and so that the masculine, feminine or neuter gender shall be construed to include all other genders.
(i) No provision of this Deed shall be construed against or interpreted to the disadvantage of the Grantor or the Grantee by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, prepared, structured or dictated such provision.
(j) Whenever any payment to be made hereunder or under the Lease Agreement shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Georgia, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Lease Agreement.
(k) Time is of the essence with respect to each and every covenant, agreement and obligation of the Grantor under this Deed.
(l) Whenever this Deed or the Lease Agreement requires the consent, approval, waiver, acceptance, satisfaction or the taking of any discretionary act by, the Grantee all of the foregoing being referred to as “Consent” in this Section 3.08(l), the right, power, privilege and option of the Grantee to withhold or grant its Consent shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right, power, privilege and option of the Grantee with respect to any such matters.
Section 3.09. [Reserved]
Section 3.10. Waiver of Jury Trial. The Grantor and the Grantee, on behalf of themselves and their respective successors and assigns, waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies under the Lease Agreement or this Deed.
Section 3.11. No Partnership or Joint Venture. Nothing contained herein or in the Lease Agreement, nor the acts of the parties hereto, shall be construed to create a partnership or joint venture between the Grantor and the Grantee. The relationship between the Grantor and the Grantee is the relationship of “debtor” and “creditor.”
Section 3.12. Nature of Instrument.
(a) As to that portion of the Collateral that constitutes real property under Georgia law, this Deed is intended to be a deed to secure debt that conveys title to such real property to the Grantee.

(b) As to that portion of the Collateral as to which the provisions of the Uniform Commercial Code as enacted in the State of Georgia is applicable, including the Equipment, this Deed is intended to be a security agreement, encumbering each and every item of such of the Collateral, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. A financing statement or statements reciting this Deed to be a security agreement, affecting all of said portion of the Collateral, shall be executed by the Grantor and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at the Grantee’s sole election.
(c) As to any portion of the Collateral that is neither real property under Georgia law nor subject to the Uniform Commercial Code, as enacted in the State of Georgia, this Deed shall constitute a common law pledge thereof, which is intended to be enforceable in the manner and to the extent permitted by law.
(d) The Grantor shall execute and deliver to the Grantee, in form and substance satisfactory to the Grantee, such “financing statements,” real estate and related notice filing and such further assurances as the Grantee may from time to time reasonably consider necessary to create, perfect and preserve the Grantee’s interest in the Collateral herein granted, and the Grantee may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.
(e) This instrument shall not be deemed or construed to constitute the Grantee as a “trustee in possession” of the Collateral, to obligate the Grantee to lease the Collateral or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the leases or otherwise.
Section 3.13. Security Agreement.
(a) Insofar as the Equipment is concerned, this Deed to Secure Debt is hereby made and declared to be a security agreement, encumbering each and every item of the Equipment, in compliance with the provisions of the U.C.C. A financing statement or statements reciting this Deed to Secure Debt to be a security agreement, affecting all of said Equipment, shall be prepared showing Lessee and the Grantor, as debtors, and the Grantee, as secured party, and appropriately filed. The remedies for any violation of the agreements, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the U.C.C., all at the Grantee’s sole election. Lessee and the Grantor agree that the filing of such financing statements in the records normally having to do with personal property shall never be constructed as in anywise derogating from or impairing the declaration and hereby stated intention of the Lessee and the Grantor that the Equipment is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (1) any such item is physically attached to the improvements thereon, (2) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (3) any such item is referred to or reflected in any such financing statements so filed at any time. The mention in any such financing statements of the rights in and to (A) the proceeds of any fire and/or hazard insurance policy, or (B) any award in eminent domain proceedings for a taking or for loss of value, or (C) the Lessee's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Project, whether pursuant to a lease or otherwise, shall never be construed as in anywise altering any of the rights of the Grantee as determined by this instrument or impugning the priority of the Grantee’s lien granted hereby or by any other recorded document, but such mention in such financing statements is declared to be for the protection of the Grantee in the event any court shall at any time hold with respect to the foregoing (A), (B) or (C), that notice of the Grantee’s priority of interest to be effective against a particular class of persons, must be filed in the U.C.C. records of Georgia.
(b) The Lessee and the Grantor each warrant that the location of the Collateral is upon the Project Facility Site. The Lessee and the Grantor each agree that they will furnish the Grantee with notice of any change in the matters addressed by clauses (i) or (iii) of this subsection 3.13(b) within thirty days of the effective date of any such change and the Lessee and the Grantor will promptly prepare any financing statements or other instruments deemed necessary by the Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.
(c) [Reserved].

Section 3.14. Perpetual Security Interest. It is the affirmative intention of the Grantor and Grantee to create, establish and convey a perpetual or indefinite security interest in favor of Grantee in the property conveyed hereby, pursuant to O.C.G.A. Section 44-14-80(a), and specifically to agree that title to the property conveyed hereby shall not revert to Grantor until the expiration of the later of: (i) 20 years from the date of this conveyance or seven years from the maturity of the indebtedness secured hereby, or (ii) the date determined in accordance with O.C.G.A. Section 44-14-80(b), or section 44-14-80(c), as applicable, if any portion or all of the Indebtedness secured hereby is extended or renewed beyond the original maturity date thereof. In addition to all other covenants and conveyances set forth herein, Grantor and Grantee hereby agree that the perpetual or indefinite security interest hereby established and conveyed also secures any and all Indebtedness which may now exist or hereafter arise between Grantor or the obligor (or any of them) on the Indebtedness hereby secured if not the Grantor and Grantee incident to the open end indebtedness provisions of this deed to secure debt.
Section 3.15. Counterparts. This Deed may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, this Deed has been duly executed and delivered under seal as of the day and year first above written.

GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY

Signed, sealed and delivered in the presence of:
By: /s/ Philip A. Wilheit
Chairman

Attest: /s/T. Treadwell Syfan
Secretary

By: /s/ Whitney Brown
Unofficial Witness

By: /s/ Amy C. Stewart
Notary Public
My commission expires: April 26, 2022

EXHIBIT A
Description of Project Facility Site
(41.224 Acre Tract in Gainesville Industrial Park West)

All that tract or parcel of land lying and being in Land Lot 11 of the 8th District, City of Gainesville, Hall County, Georgia, and being that certain 41.224 acre tract shown on that certain ALTA/NSPS Land Title Survey for FF US Holding, LLC and Chicago Title Insurance Company dated March 29, 2019, last revised April 25, 2019, prepared by Rochester & Associates, Inc., and recorded in Plat Book 877, page 58, Hall County Plat Records, and being more particularly described according to said plat as follows:
Commencing at the intersection of the southerly right of way of Industrial Park West Drive, said right of way being 60 feet in width, with the westerly right of way of State Route 13, a.k.a. Atlanta Highway, said right of way having a variable width; thence proceed along said westerly right of way of State Route 13 in a southwesterly direction 1,249.53 feet to a 1/2 inch rebar found being the TRUE POINT OF BEGINNING;
From the TRUE POINT OF BEGINNING thus establish and continuing along said westerly right of way of State Route 13 South 24 degrees 25 minutes 56 seconds West a distance of 60.00 feet to a 1/2 inch rebar found; thence leaving said westerly right of way and proceeding along the property now or formerly of Industrial Park West Business Center North 65 degrees 45 minutes 01 seconds West a distance of 370.60 feet to a 1/2 inch rebar found; thence South 29 degrees 23 minutes 55 seconds West a distance of 439.51 feet to a 1/2 inch rebar found; thence South 51 degrees 09 minutes 50 seconds West a distance of 771.53 feet to a 1/2 inch rebar found; thence South 30 degrees 35 minutes 12 seconds East a distance of 123.61 feet to a 1/2 inch rebar found; thence proceeding along the property now or formerly of Athens Holdings, L.P. South 52 degrees 34 minutes 46 seconds West a distance of 209.44 feet to a 1/2 inch rebar found; thence proceeding along the property now or formerly of Presco Properties, Inc. North 30 degrees 32 minutes 54 seconds West a distance of 1384.38 feet to a concrete monument found; thence proceeding along the property now or formerly of the City of Gainesville North 73 degrees 28 minutes 06 seconds East a distance of 504.66 feet to a 1/2 inch rebar found; thence North 58 degrees 55 minutes 28 seconds East a distance of 138.38 feet to a 1/2 inch rebar found; thence North 14 degrees 38 minutes 52 seconds West a distance of 197.79 feet to a 1/2 inch rebar found on the aforementioned southerly right of way of Industrial Park West Drive; thence proceeding along said southerly right of way the following courses and distances: along a curve to the left having a radius of 630.00 feet, and an arc length of 278.70 feet, being subtended by a bearing of North 62 degrees 40 minutes 45 seconds East, having a distance of 276.43 feet to a point; North 50 degrees 00 minutes 22 seconds East a distance of 404.23 feet to a point; and along a curve to the right having a radius of 1270.00 feet, and an arc length of 322.20 feet, being subtended by a bearing of North 57 degrees 16 minutes 27 seconds East, having a distance of 321.33 feet to a 1/2 inch rebar found; thence leaving said southerly right of way and proceeding along the property now or formerly of Industrial Park West Business Center, LLC South 16 degrees 22 minutes 12 seconds East a distance of 1059.49 feet to a 1/2 inch rebar found; thence South 65 degrees 45 minutes 01 seconds East a distance of 340.00 feet to the TRUE POINT OF BEGINNING.
Said tract contains 41.224 acres.

EXHIBIT B
Description of Improvements

The Project Facility consists of a _____________ square foot building for the manufacture of of shock absorbers for automobiles, trucks and motorcycles in Gainesville Industrial Park West on West Park Drive, Gainesville, Hall County, Georgia.

EXHIBIT C
Description of Equipment

All furniture, furnishings, fixtures, machinery, appliances and equipment owned by Gainesville and Hall County Development Authority (the “Authority”) and used in the operation of a facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles by Fox Factory, Inc. on the property described on Exhibit A attached to this Security Deed, including, but not limited to, the equipment which forms a part of the Project, i.e. the Project Equipment (as described in the Lease Agreement), which was financed with the proceeds of the Bonds, together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof.

EXHIBIT D
Permitted Encumbrances

(1) Liens for ad valorem taxes and special assessments not then delinquent or permitted to exist as provided in Section 6.3 of that certain Lease Agreement, dated as of December 1, 2019 (the “Lease”), between Gainesville and Hall County Development Authority (the “Authority”) and Fox Factory, Inc. (“Fox Factory” or the “Lessee”).
(2) The Lease, the Financing Agreement, dated as of December 1, 2019 (the “Financing Agreement”), between the Authority and the Fox Factory, this Security Deed, and the security interests created in this Security Deed, in the Lease, and in the Financing Agreement.
(3) Unfiled and inchoate mechanics, and materialmen’s liens for construction work in progress.
(4) Architects’, contractors’, subcontractors’, mechanics’, materialmen’s, suppliers’, laborers, and vendors’ liens or other similar liens not then payable or permitted to exist as provided in Section 6.1(c) of the Lease Agreement.
(5) State and County taxes for 2020 and all subsequent years, which taxes are not yet due or payable, and any additional taxes, interest and/or penalties which may be assessed for prior tax years by virtue of adjustment, re appraisal, re assessment, appeal or other amendment to the tax records of the city or county in which subject property is located.
(6) Declaration of Covenants, Restrictions and Easements for Gainesville Industrial Park West, dated October 23, 2018, recorded in Deed Book 8168, pages 209-222, Hall County, Georgia Deed Records, as amended by Amendment to Declaration of Covenants, dated December 4, 2018, recorded in Deed Book 8190, page 663, aforesaid records.
(7) Expanded Stream Buffer Conservation Easement, dated April 1, 2008, from Koch Foods of Gainesville LLC, recorded in Deed Book 6312, pages 595-612, Hall County Deed Records.
(8)  Sanitary Sewer Easement, dated March 25, 2019, from Gainesville and Hall County Development Authority to City of Gainesville, recorded in Deed Book 8239, page 310, Hall County Deed Records.
(9)  Those matters shown on a plat of survey entitled “ALTA/NSPS Land Title Survey for FF US Holding LLC and Chicago Title Insurance Company,” dated March 29, 2019, last revised April 25, 2019, prepared by Rochester & Associates, Inc., Georgia Registered Land Surveyors, recorded in Plat Book 877, page 58, Hall County Plat Records.
(10) Deed restrictions set forth in that certain limited warranty deed, dated April 30, 2019, from Gainesville and Hall County Development Authority to FF US Holding LLC, recorded in Deed Book 8257, page 533, Hall County Deed Records.
(11) Construction (Slope) Easement, dated December 10, 2019, from Presco Properties, Inc. to FF US Holding LLC, recorded in Deed Book 8388, page 597, Hall County Deed Records.
(12) Release/Modification and Grant of Stream Buffer Conservation Easement, dated October 21, 2019, between FF US Holding LLC and the City of Gainesville, recorded in Deed Book 8356, page 781, Hall County Deed Records.
(13) Construction (Slope) Easement, dated December 10, 2019, from Industrial Park West Business Center, LLC to FF US Holding LLC, recorded in Deed Book 8388, page 600, Hall County Deed Records.
(14) Driveway Easement, dated December 10, 2019, from FF US Holding LLC to Presco Properties, Inc., recorded in Deed Book 8388, page 603, Hall County Deed Records.
(15) Driveway Easement, dated December 10, 2019, from FF US Holding LLC to Industrial Park West Business Center, LLC, recorded in Deed Book 8388, page 609, Hall County Deed Records.